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                                                                   Exhibit 10.11

                                        CONSULTING AGREEMENT

                   THIS AGREEMENT has been made this 4th day of February, 1995, by and between GEORGE G. RAYMOND, JR. ("Raymond"), a resident of Naples, Florida, and THE RAYMOND CORPORATION, a New York corporation having its place of business in Greene, New York (hereinafter the "Company").

                   WHEREAS, the Company desires to retain the consulting
             services of Raymond and Raymond desires to provide such services to the Company in the manner and on the terms and conditions hereinafter set forth.
                   NOW, THEREFORE, in consideration of the premises and the
             mutual covenants, promises and agreements herein contained, and for good and other valuable consideration, receipt of which is hereby acknowledged, the parties do agree as follows:

                   1 . Defined Terms. The defined terms used in this Agreement
             (as indicated by the first letter of each such term being capitalized) shall, unless the context clearly requires otherwise, have the meanings specified in this Paragraph 1. The singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, as the context requires.

                        a. Agreement. This Consulting Agreement and any properly adopted amendments thereto.
                        b.   Board.  The Board of Directors of the Company.

                        c .  Change in Control.  The happening of any of the
              following events:

                             (1) the sale by the Company of substantially all
                   its assets to a single purchaser or to a group of affiliated purchasers;

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                             (2) The sale, exchange or other disposition in one
                   transaction or a series of related transactions effectuated pursuant to be common plan (including but not limited to sales, exchanges or other dispositions made over a number of years) of at least thirty percent (30%) of the outstanding voting shares of the Company, but excluding (a) any exchange occurring as a result of a recapitalization of the Company; and (b) any exchange or disposition by any greater than 5% shareholder (the "Shareholder") of his Common Stock to (i) such Shareholder's spouse, or in trust for such spouse's benefit with reversion to the Shareholder or remainder to or in trust for the benefit of the Shareholder's issue; (ii) the Shareholder's issue or in trust for the benefit of such issue with reversion to the Shareholder or for the benefit of the Shareholder's spouse or issue; or (iii) any person who on the date of the lifetime transfer would be a beneficiary of the Shareholder under the laws of intestacy of the state of the Shareholder's domicile if the Shareholder died on such date or any person who is such a beneficiary where the Shareholder has died, whether such gift or bequest be outright or in trust for the sole benefit of such person or such person's issue; or

                             (3) the merger or consolidation of the Company in a
                   transaction in which the shareholders of the Company receive less than 50% of the outstanding voting shares of the new continuing corporation.

                        d. Disability. Raymond shall be deemed to have become
             disabled for purposes of this Agreement if he is unable to perform his duties hereunder by reason of physical or mental illness or injury for a period of twenty-four (24) successive weeks. The determination shall be made by a physician selected by the Company and a physician selected by Raymond; provided, however, that if the two physicians so selected shall disagree, they shall jointly select a third physician and the decision of said third physician shall be binding and conclusive absent a showing of fraud or gross error on the part of the third physician.

                   2. Mutual Agreement of the Parties. The Company hereby agrees to retain Raymond as a general business consultant and advisor with respect to the operation of the Company, and Raymond hereby agrees to perform such consulting services, for the period and on the terms and conditions set forth in this Agreement.

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                   3. Services. The Company engages Raymond as an independent contractor and not as an employee. Consultant's duties hereunder shall be those of a general advisor to management pertaining to the business of the Company and Raymond shall perform such services as shall be reasonably assigned to him from time to time by the Chief Executive Officer. Such duties shall be performed by Raymond either at his residence in Naples, Florida, or at his summer residence in Siasconset, Massachusetts. Raymond shall use his best efforts in the performance of his duties hereunder and the advancement of the interests of the Company. It is agreed between Raymond and the Company that in rendering consulting services hereunder, Raymond shall not be required to render such services under the supervision of any employee of the Company or at the Company's place of business, but rather will work independently toward the desired objective in any manner he deems appropriate to the end that he shall be responsible to the Company only for the end result of his efforts and not for the method or manner by which such result is achieved.

                   The Company recognizes that Raymond's associations, contacts, experience and expertise developed over the years have created in Raymond a marketplace advantage which is of unique value to the Company and will enable it to expand upon its present operations and make them more profitable during the term of this Agreement.

                   4. Compensation. As compensation for services to the Company during the term of this Agreement, the Company shall pay Raymond an annual fee of $101,200.00, payable in substantially equal quarterly installments. The Company shall promptly reimburse Raymond for all reasonable expenses incurred by him in connection with the performance of his consulting responsibilities and duties.

                   5. Confidentiality. During the continuation of this
             consulting relationship with the Company, and for the entire period during which payments are being made pursuant to Paragraph 5 hereof, Raymond will not engage in, be employed by, be a Director of or otherwise, directly or indirectly, interested in any business or activity competing with or of a nature similar to the business of the Company, and will not take part in any activities detrimental to the best interest of the Company. However, nothing herein contained shall be deemed to prohibit Raymond from providing services to or serving as a Director for or otherwise interested, directly or indirectly, in any business or activity which is a parent, subsidiary, partnership, other affiliated entity or successor to the Company; and nothing herein contained shall be deemed to prohibit Raymond from owning less than one percent (1 %) of the issued and outstanding capital stock of a corporation traded on any public exchange. Any violation of this provision may, in the Company's discretion, be deemed an act of gross misconduct.


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                   6. Termination. This Agreement shall terminate and expire on
             December 31, 1995 except that this Agreement may sooner be terminated:

                        a. At the Company's election in the event of gross
             misconduct or willful and material breach of this Agreement by Raymond;
                        b. At the election of Raymond at any time following a
             Change in Control;

                        c. Upon Raymond's disability;

                        d. Upon Raymond's death;

                        e. Upon the mutual written consent of the parties.

                   7. Obligations on Termination. In the event this Agreement is terminated pursuant to paragraph 6 above, or in the event of termination purportedly made or attempted by the Company's successor(s) other than pursuant to paragraph 6(a), 6(c), 6(d) or 6(e) above, Raymond shall be entitled to his compensation pursuant to paragraph 5 above through December 31 of the year in which such termination occurs. All payments made pursuant to this paragraph shall be made in substantially equal quarterly installments commencing with the first day of the first month following the month in which termination occurs and shall cease upon the earlier of the scheduled expiration date or upon Raymond's death. All benefits shall be payable in accordance with the terms of the Agreement and in accordance with the terms of the plans as maintained by the Company as of the date of any Change in Control.


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                   8. No Trust Fund. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust fund of any kind, or a fiduciary relationship between the Company and Raymond, his designated beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

                   9. Notice. Any notice which may be given hereunder shall be sufficient if in writing and mailed by registered or certified mail, return receipt requested, to the Company and to Raymond at the following addresses:

               The Raymond Corporation                 George G. Raymond, Jr.
               P.O. Box 130                            7920 Grand Bay Drive
               Greene, New York 13778                  Naples, Florida 33963
               Attn: General Counsel

                   10. Status. Raymond is retained as an independent contractor and not as an employee, agent or joint venturer.

                   11. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. The Agreement cannot be modified or extended except by a writing signed by the parties hereto.

                   12. Legal Effect. The services to be performed by Raymond are special and unique; it is agreed that any breach of this Agreement by Raymond shall entitle the Company (or any successors or assigns of the Company), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company but shall not be assignable by Raymond.


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                   13. Construction of Agreement. The captions used in this
             Agreement are for convenience only and shall not be construed in interpreting this Agreement.

                   14. Severability. If any provision of this Agreement or the application thereof to any person or circumstances for any reason and to the extent it shall be held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereof, but rather are to be enforced to the greatest extent permitted by law.


                  IN WITNESS WHEREOF, the parties hereto have executed this
            Agreement as of the date and year first written above.

                            THE RAYMOND CORPORATION


                            By: /s/
                                ---------------------------------
                                President & CEO


                            By: /s/ George G. Raymond, Jr.
                                ----------------------------------
                                George G. Raymond, Jr.